EXHIBIT 10.1
STATEMENT OF WORK — Infrastructure and Support Services
1. Purpose
This Statement of Work dated as of August 1, 2008 is entered into between HMNA NA, Inc. (hereinafter “HMNA”), having offices at 200 Park Avenue South Suite # 901 NY 10003, Helios Matheson Global Services Pvt Ltd (HGS), HMNA’s wholly owned Indian subsidiary and IonIdea, Inc. (herein after “IonIdea”), having its offices located at 3933 Old Lee Highway, Suite 33B, Fairfax, VA 22030. The purpose of this Statement of Work is to set forth the Services to be provided by IonIdea.
2. Term
The Services shall commence on the Aug 1, 2010 and shall continue until July 31, 2011 (“End Date”). HMNA and Ionidea may agree to extend this SOW as mutually acceptable.
3. Description Of Services — Deliverable
IonIdea shall provide Infrastructure and IT support services to HMNA. A few of the specified services may vary and evolve during the term of this Agreement. IonIdea shall be responsible for the primary services described as follows.
4. Ion Idea’s Responsibilities
•	Provide working environment in Bangalore, India, for the HMNA employees / team members.

•	Ion Idea’s team will interact closely with HMNA staff to ensure these services are provided.

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IonIdea will provide desktops for each of the HMNA team members. Additional hardware, as listed in Appendix 1 is the current list of includes servers and laptops provided to HMNA by IonIdea (see attached Appendix1). Further hardware needs, apart from desktops are to be discussed and provided on mutual agreement on fully reimbursable basis.

5. HMNA Responsibilities
•	Keep IonIdea informed of any changes that will impact usage of IonIdea infrastructure & services

•	Keep IonIdea informed in advance of any additional manpower recruited by HMNA.

•	Any special servers required by specific projects will be the responsibility of HMNA

•	HMNA shall be liable to arrange and pay for any dedicated leased line charges etc. at actuals, directly to the respective agencies

•	HMNA shall promptly comply with all the laws, rules and regulations of the government and local authorities as may be required.

EXHIBIT 10.1
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HMNA shall keep the facility in clean and good condition and maintain the electrical, sanitary, wooden and other fixtures, fitting and installations in the facility occupied by him without causing any damage.

•	HMNA shall use the premises for Office purposes only
6. HMNA and IonIdea Responsibilities
•	All persons on HMNA projects and IonIdea shall respect Confidentiality and Non-Compete Agreements executed by either party with their clients.

•	All persons on HMNA projects shall not solicit other employees of IonIdea under any circumstances.

•	HMNA shall not, without prior permission from IonIdea, bring any visitors to the IonIdea facility.
7. Solicitation of Employees
IonIdea and HMNA agree that they shall not solicit employees of the other and shall ensure that all persons contracted to perform services under this Agreement will not be hired by the other without written release by current employer, for a period of 12 months from date of termination of employment with the current employer.
8. Place of Performance of Services
The Services shall be performed at the IonIdea premises located at 38-40, Export Promotion Industrial Park, Whitefield, Bangalore 560 066, India. Any change in the place of performance shall be subject to agreement by both parties.
9. Parties’ Relationship Managers
IonIdea and HMNA primary contacts for all activities under this Statement of Work shall be those identified in the table below or such other contact notified by a party to the other in writing. The Relationship Managers listed below will ensure success of the relationship.

	IONIDEA	HMNA
Relationship Manager	Brindala Ananthram	Suparna N R
Secondary contact	Dr. Harish Chouhan	Umesh Ahuja

EXHIBIT 10.1
10. Fees, Invoicing, And Expenses
HMNA shall pay a flat rate fee per person for all team members who are on HMNA’s payroll.

	Fee per
Service	month per
Level	resource	Services Provided
Bronze	$550	Bronze Level Service: Cubicles, Desktop PC with basic OS and MS office suite, server/network and desktop support, telecom services + Cafeteria
In addition to the above fee of $550 per team member, HMNA will also reimburse IonIdea the transportation expense of $100 for each employee availing the transportation facility, making the total monthly payment equal to $650 for these HMNA employees. This transportation provided will be for one specific shift as specified by HMNA (currently 11 am to 7 pm). All other transportation will be considered as ad-hoc transportation.
This transportation cost is to be reviewed on a half yearly basis to align on actual expenses. The transportation cost may be revised if the actuals exceed by 10%.
Also the ad-hoc transportation needed for one off cases where team members require transportation after regular office hours can be provided on actual costs
11. Invoicing Procedure
Invoices addressed to HMNA will be sent electronically to the designated HMNA Primary Contact Person, as stated above. Payment terms are net 45 and late payments will be liable for interest @ 1% per month from date of invoice.
Invoices will be raised on HMNA and payment is guaranteed by HMNA.
12. Termination of services
12.1 Termination for Convenience: Except as provided in a Statement of Work, Customer shall have the right to elect to terminate a Statement of Work, at any time, by providing Supplier with ninety (90) days prior written notice of said election.
12.2 Termination by Either Party for Material Breach and Bankruptcy: Either party may terminate this Agreement (or any part thereof) or any Statement of Work upon written notice (a) if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice specifying the breach in detail or (b) if either Party files a petition for relief under any bankruptcy legislation, if any involuntary petition thereunder should be filed against either Party and the same not be dismissed within thirty (30) days, if either Party is adjudicated a bankrupt or if either Party makes an assignment for the benefit of creditors.

EXHIBIT 10.1
12.3 Hardware / Software :The generic hardware (Desktop) as specified earlier will be provided by IonIdea. Any other specific hardware or software required for HMNA projects will not be provided by IonIdea.
IN WITNESS WHEREOF, this Statement of Work has been executed as of the date first above written by the undersigned authorized representatives of HMNA and IonIdea.

/s/ Dr. Harish Chouhan Dr. Harish Chouhan,	/s/ Suparna N R Suparna N R
IonIdea Inc	Chief Operating Officer, HMNA
Asset List
LAPTOP DETAILS OF TACT

SL. No.	Name	Type	Location
1	I2LT106	Laptop	AP02C001
2	I3LT009	Laptop	AP02C027
3	I3LT011	Laptop	AP02C016
4	I3LT012	Laptop	AP02C019
DESKTOP DETAILS OF TACT

SL. NO	Name	Type	Location
1	I1DT054	Desktop	AP02C011
2	I1DT052	Desktop	AP02C006
3	I1DT038	Desktop	AP02C002
4	I1DT048	Desktop	AP02C022
SERVER DETAILS OF TACT

SL. NO	Name	Type	Location
1	Firewall	Server	2nd Floor Server Room
2	Firewall	Server	2nd Floor Server Room